Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284109

PROSPECTUS

Drilling Tools International Corporation

888,041 shares of Common Stock

The selling stockholders named in this prospectus (each, a “Selling Stockholder,” and together, the “Selling Stockholders”), should they choose to do so after the effectiveness of this registration statement, may offer up to 888,041 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Drilling Tools International Corporation, a Delaware corporation (the “Company”). Such shares were issued by the Company to the Selling Stockholders in connection with an acquisition by the Company of Titan Tools Group Limited, a private company with limited liability with its registered office in Scotland, Company Number SC646202 (“Titan Tools”) pursuant to a Share Purchase Agreement, dated October 29, 2024, by and among the Company and Titan Tools, the shareholders of Titan Tools, and Bruce Jepp, solely in his capacity as the Seller Representative (as such term is defined in the Purchase Agreement) (the “Purchase Agreement”). All of these shares of Common Stock are being sold by the Selling Stockholders named in this prospectus, or their respective transferees, pledgees, donees, or successors-in-interest. The Selling Stockholders will receive all proceeds from the sale of the shares of Common Stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the Selling Stockholders. For more information related to the Selling Stockholders, please read “Selling Stockholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

There can be no assurances that the Selling Stockholders will sell any or all of the securities offered under this prospectus. The Selling Stockholders may offer and sell our Common Stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, the Selling Stockholders may offer and sell these securities from time to time, together or separately. If the Selling Stockholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the Selling Stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “DTI.” The last reported sale price of our Common Stock on January 14, 2025 was $3.34 per share.

Investing in our Common Stock involves risks. You should carefully read and consider the risk factors included in this prospectus under the section entitled “Risk Factors” on page 5 of this prospectus, in any applicable prospectus supplement relating to a specific offering of common stock, in our periodic reports filed with the Securities and Exchange Commission and in any other documents we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 15, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time the Selling Stockholders sell any of the securities described herein, the Selling Stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context otherwise requires, the terms “DTI,” the “Company,” “we,” “us,” and “our” in this prospectus refer to Drilling Tools International Corporation, a Delaware corporation, and its consolidated subsidiaries.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

(a) Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March  28, 2024;

(b) the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2024;

(c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on May 15, 2024, August  9, 2024, and November 14, 2024, respectively;

(d) Current Reports on Form 8-K filed March 7, 2024, March  12, 2024, March  19, 2024, May  16, 2024, May  28, 2024, August  6, 2024, and October 15, 2024; and

(e) the description of our common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K filed with the SEC on March 28, 2024 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC, unless we expressly provide otherwise.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Drilling Tools International Corporation, 3701 Briarpark Drive, Suite 150, Houston, Texas 77042, phone number (832) 742-8500.

Copies of these filings are also available without charge on our website at www.drillingtools.com. The contents of our website have not been incorporated into and do not form a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations and future liquidity. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to:

•	the demand for our products and services, which is influenced by the general level activity in the oil and gas industry;

•	our ability to retain our customers, particularly those that contribute to a large portion of our revenue;

•	our ability to employ and retain a sufficient number of skilled and qualified workers, including our key personnel;

•	the impact of our status as an emerging growth company and smaller reporting company;

•	our ability to source tools at reasonable cost;

•	our customers’ ability to obtain required permits or authorizations from applicable governmental agencies and other third parties;

•	our ability to market our services in a competitive industry;

•	our ability to execute, integrate and realize the benefits of acquisitions, and manage the resulting growth of our business;

•	our ability to obtain new technology that may become prevalent in the OFS industry;

•	potential liability for claims arising from damage or harm caused by the operation of our tools, or otherwise arising from the dangerous activities that are inherent in the oil and gas industry;

•	the impact of the COVID-19 pandemic;

•	application of oilfield anti-indemnity limitations enacted by certain states;

•	our ability to obtain additional capital;

•	the impact of restrictive covenants in our credit facility;

•	the impact of indebtedness incurred to execute our long-term growth strategy;

•	potential political, regulatory, economic and social disruptions in the countries in which we conduct business, including changes in tax laws or tax rates;

•	our dependence on our IT systems, in particular customer order management portal and support system (“COMPASS”), for the efficient operation of our business;

•

the impact of a change in relevant accounting principles, enforcement of existing or new regulations, and changes in policies, rules, regulations, and interpretations of accounting and financial reporting requirements;

•	the impact of adverse and unusual weather conditions on our operations;

•	our ability to comply with applicable laws, regulations and rules, including those related to the environment, greenhouse gases and climate change;

•	our ability to protect our intellectual property rights or trade secrets;

•	our ability to maintain an effective system of disclosure controls and internal control over financial reporting;

•	the potential for volatility in the market price of the Common Stock;

•	the impact of increased legal, accounting, administrative and other costs incurred as a public company, including the impact of possible shareholder litigation

•	the potential for issuance of additional shares of Common Stock or other equity securities, including sales of shares of Common Stock that can be offered and sold pursuant to this prospectus;

•	our ability to maintain the listing of the Common Stock on Nasdaq;

•	the impact of industry or securities analysts changing their recommendation, or failing to cover, the Common Stock;

•	the impact of our status as a “controlled company;”

•

other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors,” and those risks and other factors discussed in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as well as in our consolidated financial statements, related notes, and the other financial information appearing elsewhere in that report and our other filings with the SEC.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this prospectus to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, in Part II, Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to any specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the sections entitled “Information Incorporated By Reference” and “Where You Can Find More Information” on pages 2 and 19, respectively, of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

ABOUT DRILLING TOOLS INTERNATIONAL CORPORATION

Drilling Tools International Corporation is a global oilfield services company that designs, engineers, manufactures, and provides a differentiated, rental-focused offering of tools for use in onshore and offshore horizontal and directional drilling operations, as well as other cutting-edge solutions across the well life cycle. We operate from 16 locations in North America and seven international service and support centers across Europe and the Middle East.

Our principal executive offices are located at 3701 Briarpark Drive, Suite 150, Houston, TX USA 77042. Our telephone number is (832) 742-8500. Our website address is www.drillingtools.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the common stock offered by this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale by Selling Stockholders of our Common Stock.

DESCRIPTION OF SECURITIES

The following description sets forth certain material terms and provisions of the securities of Drilling Tools International Corporation (the “Company”) that are registered under Section 12 of the Securities Exchange Act of 1934, as amended. This description also summarizes relevant provisions of Delaware law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our second amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”), copies of which are filed herewith and incorporated by reference herein. We encourage you to read our certificate of incorporation, our bylaws, and the applicable provisions of Delaware law for additional information.

Authorized and Outstanding Capital Stock

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of the Common Stock, $0.0001 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, $0.0001 par value. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of January 14, 2025, there were 35,592,737 shares of Common Stock issued and outstanding and no shares of preferred stock issued or outstanding.

Voting Power

Except as otherwise required by law, our Certificate of Incorporation or as otherwise provided in any certificate of designation for any series of preferred stock, stockholders possess all voting power for the election of directors and all other matters requiring stockholder action. Except as otherwise provided in our Certificate of Incorporation or expressly required by law, stockholders are entitled to one (1) vote per share on matters to be voted on by stockholders.

Except as otherwise required by law, stockholders, as such, are not entitled to vote on any amendment that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant our Certificate of Incorporation or pursuant to the Delaware General Corporation Law (the “DGCL”).

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, stockholders, as such, are entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors (the “Board”) in accordance with applicable law.

Liquidation, Dissolution and Winding Up

Subject to the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to stockholders will be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each holder.

Preemptive or Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of Common Stock have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities.

The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of preferred stock as may be designated by the Board and outstanding from time to time.

Election of Directors

The Board is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board can, without Stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without Stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

We have no preferred stock outstanding at the date hereof.

Transfer Agent

The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company (“Continental”). We have agreed to indemnify Continental in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

Section 203 of the DGCL

We have not opted out of Section 203 of the DGCL in our Certificate of Incorporation. This statute prevents us, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interest stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Classified Board of Directors

Our Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Board is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of the Board.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of our authorized but unissued and unreserved shares of Common Stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Written Consent by Stockholders

Under our Certificate of Incorporation, subject to the rights of holders of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting.

Special Meeting of Stockholders

Under our Certificate of Incorporation, subject to the terms of any series of preferred stock, special meetings of stockholders may be called only by the Board, the chairperson of the Board, the Chief Executive Officer, or the President, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under our Certificate of Incorporation, advance notice of Stockholder nominations for the election of directors and of business proposed to be brought by stockholders before any meeting of the stockholders must be given in the manner provided in our Bylaws.

Amendment of Certificate of Incorporation or Bylaws

Our Bylaws may be amended or repealed by the Board or by the affirmative vote of the holders of at least 66 2/3% of the total voting power of all of the shares of our capital stock entitled to vote in the election of directors, voting as one class. The affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of Common Stock entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our Certificate of Incorporation.

Board Vacancies

Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, except as otherwise provided by law, any vacancies on the Board and any newly created directorships resulting from any increase in the number of directors are filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of preferred stock), and are not filled by the stockholders. Any director appointed in accordance with the preceding sentence holds office until the expiration of the term to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

Exclusive Forum

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court in Delaware or the federal district court for the District of Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or stockholders, (c) any action arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of Company securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.

There is uncertainty as to whether a court would enforce the exclusive forum provision of our Certificate of Incorporation. Holders of Common Stock cannot waive compliance with federal securities laws and the rules and regulations promulgated thereunder. The exclusive forum provision of our Certificate of Incorporation does not apply to actions arising under the Exchange Act.

Limitation on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation provides that our directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. No director or officer of the Company has any personal liability to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Our Bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of us for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Listing of Securities

The Common Stock is currently listed on the Nasdaq under the symbol “DTI”.

SELLING STOCKHOLDERS

This prospectus relates to 888,041 shares of our Common Stock, which were issued by the Company to the Selling Stockholders in connection with an acquisition of Titan Tools by the Company pursuant to the Purchase Agreement.

The information contained in the table below in respect of the Selling Stockholders (including the number of shares of Common Stock beneficially owned and the number of shares of Common Stock offered) has been obtained from the Selling Stockholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of Selling Stockholders and the number of shares of Common Stock that may be offered and sold by any Selling Stockholder. The registration for resale of the shares of Common Stock does not necessarily mean that the Selling Stockholders will sell all or any of these shares. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of Common Stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of Common Stock is based upon the assumption that the Selling Stockholders will sell all of the shares of Common Stock beneficially owned by it that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Except as described in the footnotes to the following table, the Selling Stockholders named in the table has not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of Common Stock in this table does not constitute an admission of beneficial ownership for the Selling Stockholders named below.

As of January 14, 2025, there were 35,592,737 shares of our Common Stock issued and outstanding.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Number	Percentage	Shares of Common Stock to be Offered	Number	Percentage
George Clark(1)	177,608	*	177,608	0	*
Keith Gaskin(2)	266,412	*	266,412	0	*
Bruce Jepp(3)	266,412	*	266,412	0	*
Graeme Stewart(4)	177,609	*	177,609	0	*

*	Less than 1%.
(1)	The business address of George Clark is Unit J, Nord Centre, York Place, Aberdeen, AB11 5DN, United Kingdom.
(2)	The business address of Keith Gaskin is Unit J, Nord Centre, York Place, Aberdeen, AB11 5DN, United Kingdom.
(3)

The business address of Bruce Jepp is Unit J, Nord Centre, York Place, Aberdeen, AB11 5DN, United Kingdom. Mr. Jepp is expected to continue in his employment at Titan Tools in a substantially similar role following the acquisition of Titan Tools by the Company.

(4)

The business address of Graeme Stewart is Unit J, Nord Centre, York Place, Aberdeen, AB11 5DN, United Kingdom. Mr. Stewart is expected to continue in his employment at Titan Tools in a substantially similar role following the acquisition of Titan Tools by the Company.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the Selling Stockholders as to any plan of distribution. Distributions of the shares of Common Stock by the Selling Stockholders, or by their respective partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve a cross trade) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distribution of the shares by any Selling Stockholders to its respective partners, members or stockholders, as applicable;

•	a combination of any such methods; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock pursuant to an exemption from regulation pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholders may effect such transactions by selling the securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the securities for whom they may act as agent. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

In connection with sales of the securities under this prospectus, the Selling Stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the Selling Stockholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Winston & Strawn LLP, Houston, Texas. Any underwriters, dealers, or agents will also be advised about the validity of the common stock and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Drilling Tools International Corporation as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in their report appearing in Drilling Tools International Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto are available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at www.drillingtools.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. See “Information Incorporated by Reference.”

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed with the SEC, unless we expressly provide otherwise.

888,041 shares of Common Stock

Prospectus

January 15, 2025